CONTACT:	FOR IMMEDIATE RELEASE
John K. Schmidt	October 29, 2012
Chief Operating Officer
Chief Financial Officer
(563) 589-1994
jschmidt@htlf.com

HEARTLAND FINANCIAL USA, INC. REPORTS THIRD QUARTER 2012 RESULTS

Quarterly Highlights

▪	Net income of $13.6 million or $0.75 per diluted common share
▪	Net interest margin of 3.84%
▪	Provision for loan and lease losses decreased $3.5 million over the second quarter 2012
▪	Gains on sale of loans increased $1.1 million or 8% over record second quarter 2012
▪	Deposit growth of $168.1 million since June 30, 2012
▪	Nonperforming assets decreased $6.4 million since June 30, 2012
▪	Acquisition of three banking offices from Liberty Bank, FSB completed on July 13, 2012
▪	Merger agreement with First Shares, Inc. announced on August 2, 2012
▪	Stock purchase agreement with Heritage Bank, N.A. announced on October 11, 2012

	Quarter Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Net income (in millions)	$13.6	$7.4	$40.4	$21.8
Net income available to common stockholders (in millions)	12.6	3.4	37.4	15.2
Diluted earnings per common share	0.75	0.20	2.24	0.92

Return on average assets	1.11%	0.33%	1.14%	0.50%
Return on average common equity	16.79	4.97	17.44	7.77
Net interest margin	3.84	4.14	4.03	4.18

“Heartland continued its streak of excellent quarterly earnings reports today, nearly doubling earnings from last year's third quarter, and reporting the second best quarterly earnings in our 31-year history.”

Lynn B. Fuller, chairman, president and chief executive officer, Heartland Financial USA, Inc.

Dubuque, Iowa, Monday, October 29, 2012-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported net income of $13.6 million for the quarter ended September 30, 2012, an increase of $6.2 million or 85 percent from the $7.4 million recorded for the third quarter of 2011. Net income available to common stockholders was $12.6 million, or $0.75 per diluted common share, for the quarter ended September 30, 2012, compared to $3.4 million, or $0.20 per diluted common share, for the third quarter of 2011. Return on average common equity was 16.79 percent and return on average assets was 1.11 percent for the third quarter of 2012, compared to 4.97 percent and 0.33 percent, respectively, for the same quarter in 2011.

Net income recorded for the first nine months of 2012 was $40.4 million, compared to $21.8 million recorded during the first nine months of 2011. Net income available to common stockholders was $37.4 million, or $2.24 per diluted common share, for the nine months ended September 30, 2012, compared to $15.2 million, or $0.92 per diluted common share, earned during the first nine months of 2011. Return on average common equity was 17.44 percent and return on average assets was 1.14 percent for the first nine months of 2012, compared to 7.77 percent and 0.50 percent, respectively, for the same period in 2011.

Earnings for both the third quarter and first nine months of 2012, in comparison to the same periods in 2011, were most significantly affected by the continued expansion of mortgage operations in both new and existing markets, coupled with increased net interest income, reductions in provision for loan and lease losses and increased securities gains. The effect of these improvements was partially offset by increases in salaries and employee benefits, professional fees, net losses on repossessed assets and other noninterest expenses.

On July 13, 2012, Heartland completed the purchase of three retail banking offices from Liberty Bank, FSB in its Dubuque, Iowa market. The purchase was completed through Dubuque Bank and Trust Company. It included loans of $9.6 million and deposits of $53.4 million.

Commenting on Heartland's third quarter results, Lynn B. Fuller, Heartland's chairman, president and chief executive officer said, “Heartland continued its streak of excellent quarterly earnings reports today, nearly doubling earnings from last year's third quarter, and reporting the second best quarterly earnings in our 31-year history.”

Net Interest Margin Dips Below 4.00 Percent; Increases in Dollars

Net interest margin, expressed as a percentage of average earning assets, was 3.84 percent during the third quarter of 2012 compared to 4.05 percent for the second quarter of 2012 and 4.14 percent for the third quarter of 2011. For the nine-month periods ended September 30, net interest margin was 4.03 percent during 2012 and 4.18 percent during 2011. These declines are a result of the sustained low interest rate environment where yields on the securities and loan portfolios are declining at a greater pace than rates paid on deposits and other borrowings.

Fuller said, “As we had expected, Heartland's net interest margin slipped below 4 percent in the quarter to 3.84 percent. Though our margin reflected the realities of this low-rate environment, net interest income in dollars remained solid, increasing over last year's quarter and year-to-date periods.”

On a tax-equivalent basis, interest income in the third quarter of 2012 was $48.5 million compared to $49.1 million in the third quarter of 2011, a decrease of $629,000 or 1 percent. For the first nine months of 2012, interest income on a tax-equivalent basis was $147.2 million compared to $148.4 million during the same period in 2011, a decrease of $1.2 million or 1 percent. Even though average earning assets increased $395.0 million or 11 percent during the third quarter of 2012 compared to the third quarter of 2011 and $284.7 million or 8 percent during the first nine months of 2012 compared to the same period in 2011, this growth did not cover the decline in interest income due to a decrease in the rates earned on these assets. The average interest rate earned on these assets was 4.80 percent during the third quarter of 2012 compared to 5.38 percent during the third quarter of 2011. For the first nine months of the year, the average interest rate earned on these assets was 5.05 percent during 2012 compared to 5.50 percent during 2011. The most significant contributor to these declines was the overall yield earned on the securities portfolio, which decreased 89 basis points during the quarter ended September 30, 2012, compared to the same quarter in 2011 and 72 basis points during the nine months ended September 30, 2012, compared to the same nine months in 2011.

Interest expense for the third quarter of 2012 was $9.7 million, a decrease of $1.6 million or 14 percent from $11.4 million in the third quarter of 2011. On a nine-month comparative basis, interest expense decreased $5.9 million or 17 percent. Even though average interest bearing liabilities increased $232.6 million or 8 percent for the quarter ended September 30, 2012, as compared to the same quarter in 2011, and $142.7 million or 5 percent for the nine month period ended on September 30, 2012, as compared to the same nine month period in 2011, the average interest rate paid on Heartland's deposits and borrowings declined 30 basis points during the quarterly period under comparison and 32 basis points during the nine-month period under comparison. Contributing to this improvement in interest expense was a change in the mix of deposits. Average savings balances, the lowest cost interest-bearing deposits, as a percentage of total average interest bearing deposits was 68 percent during both the third quarter and first nine month periods of 2012 compared to 65 percent for the third quarter of 2011 and 64 percent for the first nine months of 2011. Additionally, the average interest rate paid on savings deposits was 0.38 percent during the third quarter of 2012 and 0.39 percent during the first nine months of 2012 compared to 0.54 percent during the third quarter of 2011 and 0.61 percent during the first nine months of 2011.

Net interest income on a tax-equivalent basis totaled $38.8 million during the third quarter of 2012, an increase of $980,000 or 3 percent from the $37.8 million recorded during the third quarter of 2011. For the first nine months of 2012, net interest income on a tax-equivalent basis was $117.6 million, an increase of $4.8 million or 4 percent from the $112.8 million recorded during the first nine months of 2011.

Growth in Noninterest Income Outpaces Increase in Noninterest Expense

Noninterest income during the third quarter of 2012 hit a quarterly high of $29.8 million, an increase of $16.5 million or 124 percent over the $13.3 million recorded during the third quarter of 2011 and an increase of $1.5 million or 5 percent over the previous quarterly record set in the second quarter of 2012. For the nine-month period ended September 30, noninterest income was $81.4 million in 2012 compared to $40.5 million in 2011, an increase of $40.9 million or 101 percent. The categories contributing most significantly to the improvement in noninterest income during both periods were loan servicing income and gains on sale of loans. Gains on sale of loans totaled $13.8 million during the third quarter of 2012 compared to $3.2 million during the third quarter of 2011 and $12.7 million during the second quarter of 2012. For the nine-month period ended September 30, gains on sale of loans totaled $34.9 million during 2012 compared to $5.9 million during 2011. The volume of loans sold totaled $448.7 million during the third quarter of 2012, more than four times the $97.6 million sold during the third quarter of 2011. For the nine months ended September 30, the volume of loans sold totaled $1.1 billion during 2012 compared to $244.4 million during 2011. Pricing received on the sale of fixed rate residential mortgage loans into the secondary market improved through a bulk delivery method that was implemented during the second quarter of 2011, instead of an individual delivery method that had been used previously. At the same time, secondary market pricing began to be matched with origination pricing through the use of a software tool that assists in hedging the locked rate pipeline position. Other major contributors to the increase in noninterest income for the nine-month comparative period were securities gains and other noninterest income. Securities gains totaled $14.1 million during the first nine months of 2012 compared to $8.9 million during the first nine months of 2011, as volatility in the bond market continued to provide opportunities to swap securities from one sector of the portfolio to another without significantly changing the duration of the portfolio. Offsetting, in part, the securities gains was an impairment loss on securities totaling $981,000 recorded during the first quarter of 2012. Other noninterest income totaled $3.3 million during the first nine months of 2012 compared to a loss of $126,000 during the first nine months of 2011. Included in other noninterest income during the first quarter of 2012 was $2.0 million in equity earnings which resulted from the sale of two low-income housing projects within partnerships in which Dubuque Bank and Trust Company was a member.

Loan servicing income increased $1.9 million or 179 percent for the third quarter of 2012 as compared to the third quarter of 2011 and $3.9 million or 99 percent for the first nine months of 2012 compared to the first nine months of 2011. Two components of loan servicing income, mortgage servicing rights and amortization of mortgage servicing rights, are dependent upon the level of loans Heartland originates and sells into the secondary market, which in turn is highly influenced by market interest rates for home mortgage loans. Mortgage servicing rights income was $3.3 million during the third quarter of 2012 compared to $743,000 during the third quarter of 2011 and amortization of mortgage servicing rights was $1.9 million during the third quarter of 2012 compared to $1.1 million during the third quarter of 2011. Loan servicing income also includes the fees collected for the servicing of mortgage loans for others, which is dependent upon the aggregate outstanding balance of these loans, rather than quarterly production and sale of mortgage loans. Fees collected for the servicing of mortgage loans for others were $1.1 million during the third quarter of 2012 compared to $908,000 during the third quarter of 2011. The portfolio of mortgage loans serviced for others by Heartland totaled $1.96 billion at September 30, 2012, compared to $1.47 billion at September 30, 2011. Heartland believes long term success in the mortgage banking business will depend on its ability to shift toward purchase originations, which will drive revenue when the refinance boom comes to an end. For the third quarter of 2012, refinancing activity represented 64 percent of total mortgage originations compared to 58 percent during the second quarter of 2012.

The following table summarizes Heartland's residential mortgage loan activity during the most recent five quarters:

	As Of and For the Quarter Ended
(Dollars in thousands)	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011
Mortgage Servicing Fees	$1,123	$1,037	$967	$932	$908
Mortgage Servicing Rights Income	3,316	2,614	1,986	1,380	743
Mortgage Servicing Rights Amortization	(1,896)	(1,112)	(1,718)	(862)	(1,103)
Total Residential Mortgage Loan Servicing Income	$2,543	$2,539	$1,235	$1,450	$548
Valuation Adjustment on Mortgage Servicing Rights	$(493)	$(194)	$13	$(19)	$—
Gains On Sale of Loans	$13,750	$12,689	$8,502	$5,473	$3,183
Total Residential Mortgage Loan Applications	$672,382	$638,595	$549,315	$301,551	$262,952
Residential Mortgage Loans Originated	$488,658	$374,743	$293,724	$253,468	$143,317
Residential Mortgage Loans Sold	$448,704	$360,743	$243,836	$208,494	$97,591
Residential Mortgage Loan Servicing Portfolio	$1,963,567	$1,776,912	$1,626,129	$1,541,417	$1,467,127

For the third quarter of 2012, noninterest expense totaled $47.2 million, an increase of $15.3 million or 48 percent from the same quarter of 2011. For the nine-month period ended September 30, noninterest expense totaled $128.8 million in 2012 compared to $97.1 million in 2011, a $31.7 million or 33 percent increase. Contributing to these increases in noninterest expense were a $9.3 million or 53 percent increase in salaries and employee benefits for the quarter and a $23.0 million or 43 percent increase for the nine-month period, a large portion of which resulted from the expansion of residential loan origination and the addition of personnel in the Heartland Mortgage and National Residential Mortgage unit. Commission expense was $5.7 million during the third quarter of 2012 compared to $1.3 million during the third quarter of 2011. For the nine-month comparative period ended on September 30, commission expense totaled $14.0 million during 2012 and $3.3 million during 2011. The increases in commission expense are a direct result of the increased mortgage loan origination activity. Additionally, the accrual for incentive plan compensation payouts was significantly higher in 2012, in direct correlation with the higher period to date earnings and the reinstatement of incentive compensation for Heartland's executive officers after the repayment of TARP (Troubled Asset Relief Program) funds. Full-time equivalent employees totaled 1,391 on September 30, 2012, compared to 1,105 on September 30, 2011. Also contributing to the increases in noninterest expense were increased net losses on repossessed assets, resulting primarily from the revaluation on two other real estate owned properties, and increased other noninterest expenses, a large portion of which was attributable to the ramp up of our mortgage origination operations, including provisions to a reserve for the potential buyback of residential mortgage loans.

Fuller commented, “The expansion of our mortgage unit is also propelling Heartland forward. In the first nine months of 2012, we have originated $1.2 billion in mortgages and expect this number to increase as loan production teams grow in size and capabilities.”

Heartland's effective tax rate was 32.73 percent for the first nine months of 2012 compared to 28.37 percent for the first nine months of 2011. Federal low-income housing tax credits included in Heartland's effective tax rate totaled $599,000 during the first nine months of both 2012 and 2011. Heartland's effective tax rate is also affected by the level of tax-exempt interest income which, as a percentage of pre-tax income, was 16.65 percent during the first nine months of 2012 compared to 25.87 percent during the first nine months of 2011. The tax-equivalent adjustment for this tax-exempt interest income was $5.4 million during the first nine months of 2012 compared to $4.2 million during the first nine months of 2011.

Sustained, But Slower Net Loan Growth; Strong Deposit Growth

Total assets were $4.59 billion at September 30, 2012, an increase of $288.1 million since December 31, 2011, with $165.5 million of this growth occurring in the third quarter and $114.8 million in the second quarter. Included in the asset growth for the third quarter of 2012 were the $53.5 million in assets acquired from Liberty Bank, FSB. Securities represented 29 percent of total assets at September 30, 2012, compared to 31 percent at year-end 2011.

Total loans and leases held to maturity were $2.65 billion at September 30, 2012, compared to $2.48 billion at year-end 2011, an increase of $166.7 million or 9 percent annualized, with $18.4 million occurring during the third quarter and $97.2 million during the second quarter. Included in the loan growth for the third quarter of 2012 were the $9.6 million in loans acquired from Liberty Bank, FSB. Commercial and commercial real estate loans, which totaled $1.90 billion at September 30, 2012, increased $92.9 million or 7 percent annualized since year-end 2011, with a decrease of $1.6 million during the third quarter and $61.4 million in growth occurring in the second quarter. Two larger relationships with outstanding balances totaling $10.8 million were paid off this quarter when the businesses were sold. Additionally, payoffs totaling $9.6 million were received on a few credits as part of exit strategies related to the increased credit risk identified in these relationships. Excluding these nonrecurring events, loan production continues its positive trend over the past several quarters. Residential mortgage loans, which totaled $229.0 million at September 30, 2012, increased $34.5 million or 24 percent annualized since year-end 2011, with $8.9 million of this growth occurring during the third quarter and $17.2 million in the second quarter. Agricultural and agricultural real estate loans, which totaled $283.7 million at September 30, 2012, increased $20.7 million or 11 percent annualized since year-end 2011, with $4.4 million of this growth occurring in the third quarter and $8.6 million in the second quarter. Consumer loans, which totaled $236.6 million at September 30, 2012, increased $16.5 million or 10 percent annualized since year-end 2011, with $6.0 million of the growth occurring during the third quarter and $8.2 million during the second quarter.

Fuller stated, “An important contributor to Heartland's exceptional performance thus far this year is solid loan growth, which continued in the third quarter. Our growth strategy emphasizes proactive business development, calling on potential new commercial, agri-business and small business clients. It's also worth noting that we have nearly achieved our lending goal of approximately $92 million with respect to the US Treasury's Small Business Lending Fund.”

Total deposits were $3.50 billion at September 30, 2012, compared to $3.21 billion at year-end 2011, an increase of $292.9 million or 12 percent annualized, with $168.1 million of the growth occurring during the third quarter and $59.1 million during the second quarter. Included in the deposit growth for the third quarter of 2012 were the $53.4 million in deposits acquired from Liberty Bank, FSB. The composition of Heartland's deposits continues to improve as no-cost demand deposits as a percentage of total deposits was 25 percent at September 30, 2012, compared to 23 percent at year-end 2011. Demand deposits increased $140.5 million or 25 percent annualized since year-end 2011, with $78.2 million of this growth occurring during the third quarter and $28.1 million during the second quarter. Savings deposits increased $131.2 million or 10 percent annualized since December 31, 2011, with $75.6 million of this growth occurring during the third quarter and $2.8 million during the second quarter. Certificates of deposit, exclusive of brokered deposits, increased $5.4 million or 1 percent annualized since year-end 2011, with $9.2 million during the third quarter and $18.2 million during the second quarter, due primarily to additional deposits from a few public entities in the Dubuque, Iowa market. As a percentage of total deposits, certificates of deposit remained below 25 percent at September 30, 2012.

“We continue to see growth in no-cost demand and low-cost savings and money market deposits. The favorable shift in deposit mix continues with these non-time categories now representing 77 percent of total deposits,” Fuller added.

Provision for Loan Losses Continues at Lower Levels; Nonperforming Assets Decline

The allowance for loan and lease losses at September 30, 2012, was 1.53 percent of loans and leases and 99.16 percent of nonperforming loans compared to 1.48 percent of loans and leases and 64.09 percent of nonperforming loans at December 31, 2011, and 1.86 percent of loans and leases and 60.85 percent of nonperforming loans at September 30, 2011. The provision for loan losses was a negative $502,000 for the third quarter of 2012 compared to expense of $7.7 million for the third quarter of 2011, an $8.2 million or 106 percent decrease, primarily as a result of the collection in full of a loan that had an impairment reserve of $1.3 million that had been established through the provision for loan losses in a previous quarter. For the first nine months of 2012, provision for loan losses was $4.9 million compared to $21.6 million for the first nine months of 2011, a $16.7 million or 78 percent decrease. A reduction in the level of the allowance for loan and lease losses maintained for impaired loans was the primary contributor to the lower provision during the first nine months of 2012. The portion of the allowance for loan and lease losses maintained for impaired loans has decreased $7.4 million since September 30, 2011, leaving the allowance on non-impaired loans relatively stable at 1.33 percent of loans and leases at September 30, 2012, compared to 1.34 percent at September 30, 2011.

Nonperforming loans, exclusive of those covered under loss sharing agreements, were $40.7 million or 1.54 percent of total loans and leases at September 30, 2012, compared to $57.4 million or 2.31 percent of total loans and leases at December 31, 2011, and $72.6 million or 3.06 percent of total loans and leases at September 30, 2011. Approximately 44 percent, or $17.9 million, of Heartland's nonperforming loans have individual loan balances exceeding $1.0 million. These nonperforming loans, to an aggregate of 9 borrowers, are primarily concentrated in Heartland's banks serving the Western states, with $6.7 million originated by Arizona Bank & Trust, $3.4 million originated by Rocky Mountain Bank, $3.1 million originated by Wisconsin Bank & Trust (formerly known as Wisconsin Community Bank), $1.8 million originated by Galena State Bank & Trust Company, $1.5 million originated by New Mexico Bank & Trust and $1.4 million originated by Riverside Community Bank. The portion of Heartland's nonperforming loans covered by government guarantees was $650,000 at September 30, 2012. As identified using the North American Industry Classification System (NAICS), $9.9 million of nonperforming loans with individual balances exceeding $1.0 million were for lot and land development and the remaining $8.0 million was distributed among five other industry categories.

Delinquencies in each of the loan portfolios continue to be relatively stable and no significant adverse trends were identified during the third quarter of 2012. Loans delinquent 30 to 89 days were 0.53 percent of total loans at September 30, 2012, compared to 0.46 percent at June 30, 2012, 0.55 percent at March 31, 2012, 0.23 percent at December 31, 2011, and 0.54 percent at September 30, 2011.

Other real estate owned was $36.1 million at September 30, 2012, compared to $37.9 million at June 30, 2012, $38.9 million at March 31, 2012, and $44.4 million at December 31, 2011. Liquidation strategies have been identified for all the assets held in other real estate owned. Management continues to market these properties through an orderly liquidation process instead of a quick liquidation process in order to avoid discounts greater than the projected carrying costs. During 2012, $4.2 million of other real estate owned was sold during the third quarter, $5.9 million during the second quarter and $12.4 million during the first quarter.

The schedules below summarize the changes in Heartland's nonperforming assets, including those covered by loss share agreements, during the third quarter of 2012 and the first nine months of 2012:

(Dollars in thousands)	Nonperforming Loans	Other Real Estate Owned	Other Repossessed Assets	Total Nonperforming Assets
June 30, 2012	$47,707	$37,941	$465	$86,113
Loan foreclosures	(5,553)	5,546	7	—
Net loan charge offs	(536)	—	—	(536)
New nonperforming loans	6,211	—	—	6,211
Reduction of nonperforming loans(1)	(4,850)	—	—	(4,850)
OREO/Repossessed sales proceeds	—	(3,941)	(11)	(3,952)
OREO/Repossessed assets writedowns, net	—	(3,407)	(43)	(3,450)
Net activity at Citizens Finance Co.	—	—	78	78
September 30, 2012	$42,979	$36,139	$496	$79,614

(1) Includes principal reductions and transfers to performing status.

(Dollars in thousands)	Nonperforming Loans	Other Real Estate Owned	Other Repossessed Assets	Total Nonperforming Assets
December 31, 2011	$60,780	$44,387	$648	$105,815
Loan foreclosures	(20,192)	20,108	84	—
Net loan charge offs	(1,259)	—	—	(1,259)
New nonperforming loans	15,166	—	—	15,166
Reduction of nonperforming loans(1)	(11,516)	—	—	(11,516)
OREO/Repossessed sales proceeds	—	(22,182)	(355)	(22,537)
OREO/Repossessed assets writedowns, net	—	(6,174)	(155)	(6,329)
Net activity at Citizens Finance Co.	—	—	274	274
September 30, 2012	$42,979	$36,139	$496	$79,614

(1) Includes principal reductions and transfers to performing status.

Net charge-offs on loans during the third quarter of 2012 were $536,000 compared to $4.1 million during the third quarter of 2011.

“Much of Heartland's success this year is the result of our steady improvement in credit quality. I'm extremely pleased to report that nonperforming loans have been reduced by nearly $32 million from last year's third quarter, a 44 percent reduction. Over the last 12 months, the percentage of non-performing loans and leases to total loans and leases has been reduced from 3.1% to 1.5%,” concluded Fuller.

Conference Call Details

Heartland will host a conference call for investors at 5:00 p.m. ET today. To participate, dial 877-407-0782 at least five minutes before start time. To listen to the live webcast, log on to www.htlf.com at least 15 minutes before start time. If you are unable to participate on the call, a replay will be available until October 28, 2013, by logging on to www.htlf.com.

About Heartland Financial USA, Inc.

Heartland Financial USA, Inc. is a $4.6 billion diversified financial services company providing banking, mortgage, wealth management, investment, insurance and consumer finance services to individuals and businesses. Heartland currently has 65 banking locations in 43 communities in Iowa, Illinois, Wisconsin, New Mexico, Arizona, Montana, Colorado and Minnesota and loan production offices in California, Nevada, Wyoming, Idaho and North Dakota. Additional information about Heartland Financial USA, Inc. is available at www.htlf.com.

Safe Harbor Statement

This release, and future oral and written statements of Heartland and its management, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Heartland's financial condition, results of operations, plans, objectives, future performance and business. Although these forward-looking statements are based upon the beliefs, expectations and assumptions of Heartland's management, there are a number of factors, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which are detailed in the risk factors included in Heartland's Annual Report on Form 10-K filed with the Securities and Exchange Commission, include, among others: (i) the strength of the local and national economy; (ii) the economic impact of past and any future terrorist threats and attacks and any acts of war, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the potential impact of acquisitions, (viii) the loss of key executives or employees; (ix) changes in consumer spending; (x) unexpected results of acquisitions; (xi) unexpected outcomes of existing or new litigation involving the Company; and (xii) changes in accounting policies and practices. All statements in this release, including forward-looking statements, speak only as of the date they are made, and Heartland undertakes no obligation to update any statement in light of new information or future events.

-FINANCIAL TABLES FOLLOW-

###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended September 30,		For the Nine Months Ended September 30,
	2012	2011	2012	2011
Interest Income
Interest and fees on loans and leases	$39,208	$37,393	$116,989	$111,839
Interest on securities:
Taxable	4,452	8,051	17,050	26,577
Nontaxable	2,896	2,145	7,786	5,695
Interest on federal funds sold	—	2	1	3
Interest on deposits in other financial institutions	3	—	5	1
Total Interest Income	46,559	47,591	141,831	144,115
Interest Expense
Interest on deposits	5,504	7,028	16,883	22,729
Interest on short-term borrowings	215	205	652	689
Interest on other borrowings	4,028	4,123	12,114	12,140
Total Interest Expense	9,747	11,356	29,649	35,558
Net Interest Income	36,812	36,235	112,182	108,557
Provision for loan and lease losses	(502)	7,727	4,852	21,581
Net Interest Income After Provision for Loan and Lease Losses	37,314	28,508	107,330	86,976
Noninterest Income
Service charges and fees	3,944	3,657	11,240	10,617
Loan servicing income	3,016	1,081	7,832	3,928
Trust fees	2,667	2,384	7,940	7,519
Brokerage and insurance commissions	908	918	2,757	2,622
Securities gains, net	5,212	2,085	14,106	8,930
Gain (loss) on trading account securities	(163)	(83)	(117)	214
Impairment loss on securities	—	—	(981)	—
Gains on sale of loans	13,750	3,183	34,941	5,893
Valuation adjustment on mortgage servicing rights	(493)	—	(674)	—
Income on bank owned life insurance	382	208	1,131	942
Other noninterest income	543	(171)	3,257	(126)
Total Noninterest Income	29,766	13,262	81,432	40,539
Noninterest Expense
Salaries and employee benefits	27,064	17,736	76,444	53,402
Occupancy	2,596	2,396	7,612	6,995
Furniture and equipment	1,541	1,392	4,504	4,161
Professional fees	4,217	3,110	10,938	9,182
FDIC insurance assessments	811	798	2,482	2,929
Advertising	1,183	1,191	3,558	3,154
Intangible assets amortization	146	141	399	431
Net loss on repossessed assets	3,775	1,409	7,986	5,552
Other noninterest expenses	5,826	3,690	14,835	11,287
Total Noninterest Expense	47,159	31,863	128,758	97,093
Income Before Income Taxes	19,921	9,907	60,004	30,422
Income taxes	6,338	2,549	19,642	8,631
Net Income	13,583	7,358	40,362	21,791
Net (income) loss attributable to noncontrolling interest, net of tax	4	(20)	23	5
Net Income Attributable to Heartland	13,587	7,338	40,385	21,796
Preferred dividends and discount	(949)	(3,947)	(2,991)	(6,619)
Net Income Available to Common Stockholders	$12,638	$3,391	$37,394	$15,177
Earnings per common share-diluted	$0.75	$0.20	$2.24	$0.92
Weighted average shares outstanding-diluted	16,745,968	16,585,021	16,729,637	16,569,376

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011
Interest Income
Interest and fees on loans and leases	$39,208	$39,382	$38,399	$37,764	$37,393
Interest on securities:
Taxable	4,452	5,026	7,572	7,518	8,051
Nontaxable	2,896	2,619	2,271	2,340	2,145
Interest on federal funds sold	—	1	—	—	2
Interest on deposits in other financial institutions	3	2	—	—	—
Total Interest Income	46,559	47,030	48,242	47,622	47,591
Interest Expense
Interest on deposits	5,504	5,604	5,775	6,495	7,028
Interest on short-term borrowings	215	224	213	204	205
Interest on other borrowings	4,028	4,025	4,061	4,086	4,123
Total Interest Expense	9,747	9,853	10,049	10,785	11,356
Net Interest Income	36,812	37,177	38,193	36,837	36,235
Provision for loan and lease losses	(502)	3,000	2,354	7,784	7,727
Net Interest Income After Provision for Loan and Lease Losses	37,314	34,177	35,839	29,053	28,508
Noninterest Income
Service charges and fees	3,944	3,712	3,584	3,686	3,657
Loan servicing income	3,016	3,056	1,760	2,004	1,081
Trust fees	2,667	2,660	2,613	2,337	2,384
Brokerage and insurance commissions	908	939	910	889	918
Securities gains, net	5,212	4,951	3,943	4,174	2,085
Gain (loss) on trading account securities	(163)	49	(3)	(125)	(83)
Impairment loss on securities	—	—	(981)	—	—
Gains on sale of loans	13,750	12,689	8,502	5,473	3,183
Valuation adjustment on mortgage servicing rights	(493)	(194)	13	(19)	—
Income on bank owned life insurance	382	267	482	407	208
Other noninterest income	543	149	2,565	212	(171)
Total Noninterest Income	29,766	28,278	23,388	19,038	13,262
Noninterest Expense
Salaries and employee benefits	27,064	25,384	23,996	22,135	17,736
Occupancy	2,596	2,534	2,482	2,368	2,396
Furniture and equipment	1,541	1,517	1,446	1,475	1,392
Professional fees	4,217	3,961	2,760	3,385	3,110
FDIC insurance assessments	811	807	864	848	798
Advertising	1,183	1,304	1,071	1,138	1,191
Intangible assets amortization	146	122	131	141	141
Net loss on repossessed assets	3,775	1,307	2,904	4,255	1,409
Other noninterest expenses	5,826	4,523	4,486	4,458	3,690
Total Noninterest Expense	47,159	41,459	40,140	40,203	31,863
Income Before Income Taxes	19,921	20,996	19,087	7,888	9,907
Income taxes	6,338	7,032	6,272	1,671	2,549
Net Income	13,583	13,964	12,815	6,217	7,358
Net (income) loss attributable to noncontrolling interest, net of tax	4	(7)	26	31	(20)
Net Income Attributable to Heartland	13,587	13,957	12,841	6,248	7,338
Preferred dividends and discount	(949)	(1,021)	(1,021)	(1,021)	(3,947)
Net Income Available to Common Stockholders	$12,638	$12,936	$11,820	$5,227	$3,391
Earnings per common share-diluted	$0.75	$0.77	$0.71	$0.31	$0.20
Weighted average shares outstanding-diluted	16,745,968	16,717,846	16,729,925	16,599,741	16,585,021

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As Of
	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011
Assets
Cash and cash equivalents	$191,126	$82,831	$150,122	$129,834	$81,605
Securities	1,332,082	1,331,088	1,221,909	1,326,592	1,323,464
Loans held for sale	99,429	73,284	103,460	53,528	36,529
Loans and leases:
Held to maturity	2,647,959	2,629,597	2,532,419	2,481,284	2,374,186
Loans covered by loss share agreements	8,511	9,567	11,360	13,347	14,766
Allowance for loan and lease losses	(40,401)	(41,439)	(39,362)	(36,808)	(44,195)
Loans and leases, net	2,616,069	2,597,725	2,504,417	2,457,823	2,344,757
Premises, furniture and equipment, net	120,334	114,823	111,946	110,206	110,127
Goodwill	26,590	25,909	25,909	25,909	25,909
Other intangible assets, net	15,612	14,295	13,109	12,960	12,601
Cash surrender value on life insurance	72,853	72,448	72,159	67,084	66,654
Other real estate, net	36,139	37,941	38,934	44,387	39,188
FDIC indemnification asset	1,238	1,148	1,270	1,343	992
Other assets	81,725	76,192	69,616	75,392	70,853
Total Assets	$4,593,197	$4,427,684	$4,312,851	$4,305,058	$4,112,679
Liabilities and Equity
Liabilities
Deposits:
Demand	$877,790	$799,548	$771,421	$737,323	$692,893
Savings	1,809,776	1,734,155	1,731,399	1,678,154	1,654,417
Brokered time deposits	56,627	51,575	41,475	41,225	44,225
Other time deposits	758,843	749,629	731,464	753,411	782,079
Total deposits	3,503,036	3,334,907	3,275,759	3,210,113	3,173,614
Short-term borrowings	245,308	249,485	229,533	270,081	173,199
Other borrowings	377,536	377,543	377,362	372,820	375,976
Accrued expenses and other liabilities	72,571	90,755	64,154	99,151	36,667
Total Liabilities	4,198,451	4,052,690	3,946,808	3,952,165	3,759,456
Equity
Preferred equity	81,698	81,698	81,698	81,698	81,698
Common equity	310,396	290,640	281,696	268,520	268,819
Total Heartland Stockholders' Equity	392,094	372,338	363,394	350,218	350,517
Noncontrolling interest	2,652	2,656	2,649	2,675	2,706
Total Equity	394,746	374,994	366,043	352,893	353,223
Total Liabilities and Equity	$4,593,197	$4,427,684	$4,312,851	$4,305,058	$4,112,679
Common Share Data
Book value per common share	$18.81	$17.65	$17.09	$16.29	$16.33
ASC 320 effect on book value per common share	$1.46	$0.98	$1.09	$0.97	$1.22
Common shares outstanding, net of treasury stock	16,505,241	16,467,889	16,486,539	16,484,790	16,459,338
Tangible Capital Ratio(1)	6.18%	5.98%	5.93%	5.63%	5.90%

(1) Total common stockholders' equity less goodwill and intangible assets (excluding mortgage servicing rights) divided by total assets less intangible assets (excluding mortgage servicing rights). This is a non-GAAP financial measure.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended		For the Nine Months Ended
	9/30/2012	9/30/2011	9/30/2012	9/30/2011
Average Balances
Assets	$4,532,302	$4,063,330	$4,370,919	$4,034,215
Loans and leases, net of unearned	2,727,806	2,399,047	2,660,556	2,398,561
Deposits	3,415,810	3,110,978	3,303,138	3,083,548
Earning assets	4,019,601	3,624,559	3,892,024	3,607,348
Interest bearing liabilities	3,235,440	3,002,868	3,152,584	3,009,841
Common stockholders' equity	299,408	270,696	286,479	261,296
Total stockholders' equity	383,763	353,003	370,837	343,048
Tangible common stockholders' equity	272,078	242,886	259,060	233,341

Earnings Performance Ratios
Annualized return on average assets	1.11%	0.33%	1.14%	0.50%
Annualized return on average common equity	16.79%	4.97%	17.44%	7.77%
Annualized return on average common tangible equity	18.48%	5.54%	19.28%	8.70%
Annualized net interest margin(1)	3.84%	4.14%	4.03%	4.18%
Efficiency ratio(2)	74.47%	65.07%	69.64%	67.24%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%
(2) Noninterest expense divided by the sum of net interest income and noninterest income less net security gains. This is a non-GAAP financial measure.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011
Average Balances
Assets	$4,532,302	$4,350,916	$4,225,815	$4,197,916	$4,063,330
Loans and leases, net of unearned	2,727,806	2,675,694	2,577,429	2,487,778	2,399,047
Deposits	3,415,810	3,291,293	3,201,073	3,215,793	3,110,978
Earning assets	4,019,601	3,870,359	3,784,709	3,749,612	3,624,559
Interest bearing liabilities	3,235,440	3,140,063	3,081,340	3,066,704	3,002,868
Common stockholders' equity	299,408	284,610	275,275	267,025	270,696
Total stockholders' equity	383,763	368,960	359,644	351,538	353,003
Tangible common stockholders' equity	272,078	257,212	247,744	239,384	242,886

Earnings Performance Ratios
Annualized return on average assets	1.11%	1.20%	1.12%	0.49%	0.33%
Annualized return on average common equity	16.79%	18.28%	17.27%	7.77%	4.97%
Annualized return on average common tangible equity	18.48%	20.23%	19.19%	8.66%	5.54%
Annualized net interest margin (1)	3.84%	4.05%	4.23%	4.08%	4.14%
Efficiency ratio (2)	74.47%	66.56%	67.71%	75.29%	65.07%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%
(2) Noninterest expense divided by the sum of net interest income and noninterest income less net security gains. This is a non-GAAP financial measure.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011
Loan and Lease Data
Loans held to maturity:
Commercial and commercial real estate	$1,902,383	$1,903,996	$1,842,566	$1,809,450	$1,725,586
Residential mortgage	228,972	220,084	202,883	194,436	179,628
Agricultural and agricultural real estate	283,697	279,285	270,687	262,975	256,857
Consumer	236,619	230,594	222,387	220,099	217,007
Direct financing leases, net	205	290	323	450	604
Unearned discount and deferred loan fees	(3,917)	(4,652)	(6,427)	(6,126)	(5,496)
Total loans and leases held to maturity	$2,647,959	$2,629,597	$2,532,419	$2,481,284	$2,374,186
Loans covered under loss share agreements:
Commercial and commercial real estate	$3,772	$4,497	$5,730	$6,380	$6,788
Residential mortgage	3,099	3,309	3,734	4,158	4,410
Agricultural and agricultural real estate	863	858	934	1,659	2,139
Consumer	777	903	962	1,150	1,429
Total loans and leases covered under loss share agreements	$8,511	$9,567	$11,360	$13,347	$14,766
Asset Quality
Not covered under loss share agreements:
Nonaccrual loans	$40,743	$44,845	$49,940	$57,435	$72,629
Loans and leases past due ninety days or more as to interest or principal payments	—	—	—	—	—
Other real estate owned	35,994	37,709	38,693	43,506	38,640
Other repossessed assets	496	465	710	648	398
Total nonperforming assets not covered under loss share agreements	$77,233	$83,019	$89,343	$101,589	$111,667
Performing troubled debt restructured loans	$22,385	$24,715	$21,379	$25,704	$24,853
Covered under loss share agreements:
Nonaccrual loans	$2,236	$2,862	$3,189	$3,345	$3,886
Other real estate owned	145	232	241	881	548
Total nonperforming assets covered under loss share agreements	$2,381	$3,094	$3,430	$4,226	$4,434
Allowance for Loan and Lease Losses
Balance, beginning of period	$41,439	$39,362	$36,808	$44,195	$40,602
Provision for loan and lease losses	(502)	3,000	2,354	7,784	7,727
Charge-offs on loans not covered by loss share agreements	(2,785)	(2,219)	(1,608)	(15,616)	(5,985)
Charge-offs on loans covered by loss share agreements	(265)	(35)	—	(5)	(168)
Recoveries	2,514	1,331	1,808	450	2,019
Balance, end of period	$40,401	$41,439	$39,362	$36,808	$44,195
Asset Quality Ratios Excluding Assets Covered Under Loss Share Agreements
Ratio of nonperforming loans and leases to total loans and leases	1.54%	1.71%	1.97%	2.31%	3.06%
Ratio of nonperforming assets to total assets	1.68%	1.87%	2.07%	2.39%	2.72%
Annualized ratio of net loan charge-offs to average loans and leases	0.08%	0.14%	(0.03)%	2.42%	0.66%
Allowance for loan and lease losses as a percent of loans and leases	1.53%	1.58%	1.55%	1.48%	1.86%
Allowance for loan and lease losses as a percent of nonperforming loans and leases	99.16%	92.40%	78.82%	64.09%	60.85%

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Quarter Ended
	September 30, 2012			September 30, 2011
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$1,008,820	$4,452	1.76%	$1,060,502	$8,051	3.01%
Nontaxable(1)	316,409	4,455	5.60	204,239	3,300	6.41
Total securities	1,325,229	8,907	2.67	1,264,741	11,351	3.56
Interest bearing deposits	6,631	3	0.18	1,896	2	0.42
Federal funds sold	220	—	—	217	—	—
Loans and leases:
Commercial and commercial real estate(1)	1,906,912	25,207	5.26	1,727,100	24,980	5.74
Residential mortgage	301,166	3,324	4.39	195,847	2,649	5.37
Agricultural and agricultural real estate(1)	285,018	3,940	5.50	257,934	3,821	5.88
Consumer	234,494	5,798	9.84	217,534	5,325	9.71
Direct financing leases, net	216	3	5.53	632	8	5.02
Fees on loans	—	1,334	—	—	1,009	—
Less: allowance for loan and lease losses	(40,285)	—	—	(41,342)	—	—
Net loans and leases	2,687,521	39,606	5.86	2,357,705	37,792	6.36
Total earning assets	4,019,601	48,516	4.80%	3,624,559	49,145	5.38%
Nonearning Assets	512,701			438,768
Total Assets	$4,532,302	$48,516		$4,063,327	$49,145
Interest Bearing Liabilities
Savings	$1,745,324	$1,683	0.38%	$1,588,958	$2,165	0.54%
Time, $100,000 and over	290,236	1,179	1.62	269,069	1,436	2.12
Other time deposits	533,177	2,642	1.97	585,589	3,427	2.32
Short-term borrowings	289,213	215	0.30	181,794	205	0.45
Other borrowings	377,490	4,028	4.24	377,458	4,123	4.33
Total interest bearing liabilities	3,235,440	9,747	1.20	3,002,868	11,356	1.50
Noninterest Bearing Liabilities
Noninterest bearing deposits	847,073			667,362
Accrued interest and other liabilities	66,026			40,094
Total noninterest bearing liabilities	913,099			707,456
Stockholders' Equity	383,763			353,003
Total Liabilities and Stockholders' Equity	$4,532,302			$4,063,327
Net interest income(1)		$38,769			$37,789
Net interest spread(1)			3.60%			3.88%
Net interest income to total earning assets(1)			3.84%			4.14%
Interest bearing liabilities to earning assets	80.49%			82.85%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Nine Months Ended
	September 30, 2012			September 30, 2011
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$994,961	$17,050	2.29%	$1,068,776	$26,577	3.32%
Nontaxable(1)	269,589	11,978	5.93	178,317	8,762	6.57
Total securities	1,264,550	29,028	3.07	1,247,093	35,339	3.79
Interest bearing deposits	5,684	5	0.12	3,559	3	0.11
Federal funds sold	599	1	0.22	551	1	0.24
Loans and leases:
Commercial and commercial real estate(1)	1,872,161	75,396	5.38	1,736,296	75,159	5.79
Residential mortgage	285,545	9,762	4.57	189,310	7,542	5.33
Agricultural and agricultural real estate(1)	276,145	11,802	5.71	256,284	11,720	6.11
Consumer	226,405	16,968	10.01	215,908	15,179	9.40
Direct financing leases, net	300	12	5.34	763	31	5.43
Fees on loans	—	4,239	—	—	3,379	—
Less: allowance for loan and lease losses	(39,365)	—	—	(42,416)	—	—
Net loans and leases	2,621,191	118,179	6.02	2,356,145	113,010	6.41
Total earning assets	3,892,024	147,213	5.05%	3,607,348	148,353	5.50%
Nonearning Assets	478,895			426,867
Total Assets	$4,370,919	$147,213		$4,034,215	$148,353
Interest Bearing Liabilities
Savings	$1,717,213	$5,064	0.39%	$1,567,209	$7,118	0.61%
Time, $100,000 and over	264,539	3,602	1.82	268,849	4,592	2.28
Other time deposits	528,839	8,217	2.08	602,574	11,019	2.44
Short-term borrowings	265,695	652	0.33	197,691	689	0.47
Other borrowings	376,298	12,114	4.30	373,518	12,140	4.35
Total interest bearing liabilities	3,152,584	29,649	1.26	3,009,841	35,558	1.58
Noninterest Bearing Liabilities
Noninterest bearing deposits	792,547			644,916
Accrued interest and other liabilities	54,951			36,410
Total noninterest bearing liabilities	847,498			681,326
Stockholders' Equity	370,837			343,048
Total Liabilities and Stockholders' Equity	$4,370,919			$4,034,215
Net interest income(1)		$117,564			$112,795
Net interest spread(1)			3.79%			3.92%
Net interest income to total earning assets(1)			4.03%			4.18%
Interest bearing liabilities to earning assets	81.00%			83.44%

(1) Computed on a tax equivalent basis using an effective tax rate of 35%

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of and For the Quarter Ended
	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011
Total Assets
Dubuque Bank and Trust Company	$1,478,943	$1,385,409	$1,407,827	$1,382,226	$1,275,116
New Mexico Bank & Trust	973,177	998,172	929,804	993,182	921,973
Wisconsin Bank & Trust	511,580	497,372	491,741	524,958	486,319
Rocky Mountain Bank	435,283	443,493	432,902	440,805	425,132
Riverside Community Bank	424,044	360,654	343,232	325,388	316,945
Galena State Bank & Trust Co.	295,222	309,516	289,740	290,656	294,299
Arizona Bank & Trust	275,053	268,103	239,434	227,993	221,481
Minnesota Bank & Trust	109,586	101,704	95,462	81,457	75,021
Summit Bank & Trust	104,066	102,875	98,247	100,994	99,528
Total Deposits
Dubuque Bank and Trust Company	$1,089,125	$959,273	$978,854	$938,000	$929,854
New Mexico Bank & Trust	720,520	725,537	697,060	690,293	681,413
Wisconsin Bank & Trust	424,146	415,277	409,994	429,062	402,957
Rocky Mountain Bank	354,396	356,046	362,307	365,373	356,353
Riverside Community Bank	335,899	305,120	286,529	264,699	268,432
Galena State Bank & Trust Co.	247,334	257,800	245,780	243,639	255,006
Arizona Bank & Trust	216,851	211,318	183,321	177,457	179,369
Minnesota Bank & Trust	91,179	77,119	78,338	66,875	57,058
Summit Bank & Trust	88,540	83,977	81,290	81,224	85,431
Net Income (Loss)
Dubuque Bank and Trust Company	$5,485	$8,463	$9,604	$4,846	$5,602
New Mexico Bank & Trust	4,395	1,592	2,216	2,197	1,509
Wisconsin Bank & Trust	1,943	1,547	2,153	2,313	2,443
Rocky Mountain Bank	1,315	2,089	963	493	780
Riverside Community Bank	607	914	369	800	(339)
Galena State Bank & Trust Co.	938	1,149	437	1,139	941
Arizona Bank & Trust	1,534	981	(215)	(1,202)	(960)
Minnesota Bank & Trust	(15)	35	(129)	(157)	102
Summit Bank & Trust	(1)	(100)	(123)	(154)	(160)
Return on Average Assets
Dubuque Bank and Trust Company	1.50%	2.39%	2.88%	1.44%	1.74%
New Mexico Bank & Trust	1.78	0.66	0.96	0.93	0.65
Wisconsin Bank & Trust	1.53	1.27	1.69	1.83	2.05
Rocky Mountain Bank	1.21	1.94	0.89	0.45	0.73
Riverside Community Bank	0.57	1.05	0.45	0.98	(0.42)
Galena State Bank & Trust Co.	1.24	1.58	0.62	1.54	1.28
Arizona Bank & Trust	2.22	1.56	(0.37)	(2.13)	(1.72)
Minnesota Bank & Trust	(0.06)	0.15	(0.58)	(0.77)	0.56
Summit Bank & Trust	0.00	(0.40)	(0.50)	(0.63)	(0.66)
Net Interest Margin as a Percentage of Average Earning Assets
Dubuque Bank and Trust Company	3.61%	3.67%	4.03%	4.00%	4.01%
New Mexico Bank & Trust	3.50	3.69	4.02	3.85	4.10
Wisconsin Bank & Trust	4.04	4.38	4.41	4.30	4.33
Rocky Mountain Bank	4.35	4.68	4.33	4.06	4.03
Riverside Community Bank	2.44	3.38	3.63	3.64	3.58
Galena State Bank & Trust Co.	3.50	3.42	3.89	3.69	3.55
Arizona Bank & Trust	3.76	4.19	4.40	4.06	4.10
Minnesota Bank & Trust	4.47	4.57	4.75	4.56	4.82
Summit Bank & Trust	3.75	3.89	4.07	3.41	3.84

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of
	9/30/2012	6/30/2012	3/31/2012	12/31/2011	9/30/2011
Total Portfolio Loans and Leases
Dubuque Bank and Trust Company	$827,065	$824,830	$796,789	$778,467	$731,356
New Mexico Bank & Trust	490,102	500,296	506,424	508,874	507,416
Wisconsin Bank & Trust	355,670	353,152	340,841	333,112	318,906
Rocky Mountain Bank	286,138	280,137	264,964	256,704	250,728
Riverside Community Bank	155,191	158,186	153,174	155,320	155,995
Galena State Bank & Trust Co.	172,530	169,160	167,677	157,398	143,680
Arizona Bank & Trust	185,186	177,953	150,629	146,346	137,356
Minnesota Bank & Trust	85,860	80,815	73,413	58,058	50,545
Summit Bank & Trust	67,909	67,932	63,658	62,422	53,402
Allowance For Loan and Lease Losses
Dubuque Bank and Trust Company	$9,760	$9,454	$9,584	$9,365	$10,087
New Mexico Bank & Trust	7,834	8,705	7,110	6,633	10,271
Wisconsin Bank & Trust	3,719	3,695	3,629	3,458	3,288
Rocky Mountain Bank	4,135	4,325	4,204	3,865	3,953
Riverside Community Bank	3,122	3,114	3,206	2,834	4,770
Galena State Bank & Trust Co.	1,932	1,808	1,854	1,835	1,956
Arizona Bank & Trust	4,723	5,390	5,315	4,627	5,590
Minnesota Bank & Trust	915	822	748	588	507
Summit Bank & Trust	1,478	1,370	1,132	1,012	1,108
Nonperforming Loans and Leases
Dubuque Bank and Trust Company	$2,378	$2,508	$3,107	$3,634	$4,298
New Mexico Bank & Trust	8,455	10,856	13,368	15,161	15,404
Wisconsin Bank & Trust	6,673	7,463	7,482	8,074	11,871
Rocky Mountain Bank	6,167	6,005	7,787	8,662	14,180
Riverside Community Bank	4,685	5,222	5,458	6,729	5,870
Galena State Bank & Trust Co.	3,242	3,778	3,699	3,853	5,309
Arizona Bank & Trust	5,409	5,645	5,755	7,927	10,811
Minnesota Bank & Trust	5	6	6	6	6
Summit Bank & Trust	2,913	2,691	2,709	2,848	4,159
Allowance As a Percent of Total Loans and Leases
Dubuque Bank and Trust Company	1.18%	1.15%	1.20%	1.20%	1.38%
New Mexico Bank & Trust	1.60	1.74	1.40	1.30	2.02
Wisconsin Bank & Trust	1.05	1.05	1.06	1.04	1.03
Rocky Mountain Bank	1.45	1.54	1.59	1.51	1.58
Riverside Community Bank	2.01	1.97	2.09	1.82	3.06
Galena State Bank & Trust Co.	1.12	1.07	1.11	1.17	1.36
Arizona Bank & Trust	2.55	3.03	3.53	3.16	4.07
Minnesota Bank & Trust	1.07	1.02	1.02	1.01	1.00
Summit Bank & Trust	2.18	2.02	1.78	1.62	2.07